SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

_________________________

Date of Report (Date of earliest event reported): June 20, 2017

MERRILL LYNCH DEPOSITOR, INC.

(on behalf of INDEXPLUS TRUST SERIES 2003-1)

(Exact name of registrant as specified in its charter)

Delaware	001-31941	13-3891329
(State or other	(Commission	(I. R. S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One Bryant Park, 4th FL		10036
New York, NY		(Zip Code)
(Address of principal
executive offices)

__________________________

Registrant’s telephone number, including area code: (646) 855-6745

INFORMATION TO BE INCLUDED IN REPORT

Section 1.	Registrant’s Business and Operations

Not applicable.

Section 2.	Financial Information

Not applicable.

Section 3.	Securities and Trading Markets

Not applicable.

Section 4.	Matters Related to Accountants and Financial Statements

Not applicable.

Section 5.	Corporate Governance and Management

Not applicable.

Section 6.	Asset-Backed Securities

Not applicable.

Section 7.	Regulation FD

Not applicable.

Section 8.	Other Events
Item 8.01	Other events

99.1	Distribution to holders of the INDEXPLUS Trust Certificates Series 2003-1 on June 20, 2017.

For information with respect to the underlying securities held by INDEXPLUS Trust Series 2003-1, please refer to respective periodic reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and other information of: The Boeing Company (Commission file number 001-00442); Citigroup Inc. (Commission file number 001-09924); Credit Suisse Group AG (Commission file number 001-33434)(condensed consolidated financial statements with respect to guarantor Credit Suisse Group AG and issuer Credit Suisse (USA) of the underlying securities) ; Ford Motor Company (Commission file number 001-03950); Ally Financial Inc. (Commission file number 001-03754); The Goldman Sachs Group, Inc. (Commission file number 001-14965); Johnson & Johnson (Commission file number 001-03215); Macy’s, Inc. (Commission file number 001-13536); Time Warner Inc. (Commission file number 001-15062); United States Department of Treasury; Valero Energy Corporation (Commission file number 001-13175); Verizon Communications Inc. (Commission file number 001-08606); CBS Corporation (Commission file number 001-09553); and Weyerhaeuser Company (Commission file number 001-04825) on file with the Securities and Exchange Commission ( the “SEC”). You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of this material for a fee by writing to the SEC’s Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the respective underlying securities issuers have filed electronically with the SEC. The underlying securities issuer DaimlerChrysler North America Holding Corp. (now known as Daimler Finance North America LLC) and the guarantor, Daimler AG, no longer file periodic Exchange Act reports. Unless and until the underlying securities comprise 10% of the assets held by the trust, the trust is not required to liquidate its holdings of the asset. If such circumstances were to occur, such as an increase in concentration of DaimlerChrysler assets to at least 10% of total trust assets, the asset would have to be liquidated.

The underlying securities issuer General Electric Capital Corporation no longer files periodic Exchange Act reports. Unless and until the underlying securities comprise 10% of the assets held by the trust, the trust is not required to liquidate its holdings of the asset. If such circumstances were to occur, such as an increase in concentration of General Electric Capital Corporation assets to at least 10% of total trust assets, the asset would have to be liquidated.

Although we have no reason to believe the information concerning the underlying securities or the underlying securities issuers contained in the underlying securities issuers’ Exchange Act reports is not reliable, neither the depositor nor the trustee participated in the preparation of such documents or made any due diligence inquiry with respect to the information provided therein. No investigation with respect to the underlying securities issuers (including, without limitation, no investigation as to their financial condition or creditworthiness) or of the underlying securities has been made. You should obtain and evaluate the same information concerning the respective underlying securities issuers as you would obtain and evaluate if you were investing directly in the respective underlying securities or in other securities issued by the respective underlying securities issuers. There can be no assurance that events affecting the respective underlying securities or the respective underlying securities issuers have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

99.1	Trustee’s report in respect of the June 20, 2017 distribution to holders of the INDEXPLUS Trust Certificates Series 2003-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERRILL LYNCH DEPOSITOR, INC.

Date: June 21, 2017	By:	/s/ Mohammad N. Islam
	Name:	Mohammad N. Islam
	Title:	President

EXHIBIT INDEX

99.1	Trustee’s report in respect of the June 20, 2017 distribution to holders of the INDEXPLUS Trust Certificates Series 2003-1.